UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2019

12 RETECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55915	38-3954047
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10785 W. Twain Ave.,

Suite 210

Las Vegas, Nevada 89135

(Address of principal executive offices, Zip Code)

(530) 539-4329

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RETC	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on the Current Report on Form 8-K filed by 12 ReTech Corp., a Nevada corporation (the “Corporation”), with the U.S. Securities and Exchange Commission on October 16, 2019, the Corporation entered into an Exchange of Equity Agreement (the “Exchange Agreement”) by and among Bluwire Group, LLC, a Florida limited liability company (“Bluwire”) and the tendering members of Bluwire (the “Members”). Pursuant to the terms of the Exchange Agreement, at closing the Corporation will acquire 51% of the membership interests of Bluwire in exchange for 500,000 shares of the Corporation’s Series D-2 Preferred Stock. A copy of the Exchange Agreement was attached to the is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, as previously reported on the Current Report on Form 8-K on November 21, 2019, the Corporation consummated an exchange whereby it acquired 100% of the membership interests of Social Decay, LLC, a New Jersey limited liability corporation and issued exchanged 30,000 Series D-6 Preferred Shares to the sole member with a stated value of $5 per share. An additional 12,000 D-6 Shares were issued to the sole member (but held in escrow for a potential future performance based award) on the same day.

Item 7.01. Regulation FD Disclosure

As 12 ReTech closely monitors the impact of the COVID-19 health emergency, our top priority remains the health and safety of our employees, customers, partners, and communities. As we have offices located in Hong Kong, Tokyo, New York, California, Utah and Arizona, our employees including our CEO and CFO have been isolated and have had limited mobility during the COVID-19 pandemic and as such have not allowed to travel freely to the United States. Due to our many acquisitions during 2019 we also need additional services from outside professionals for audits of 2 years of financial results of our acquisitions and an independent valuation for purchase accounting regulations. Our senior staff and outside service providers have been severely impacted by the disruptions to our operations and their operations. Our external accountants in both Hong Kong, China and Tokyo Japan have limited availability due to disruptions caused by the Pandemic and without their input we cannot complete the consolidated financials required for our filings. As a result, the efforts to complete this filing has been strongly impeded by disruptions to travel, transportation and limited access to facilities, support staff and professional advisors. The Company currently expects to file the 2019 Form 10-K on or before May 15, 2020, the new prescribed SEC Conditional Regulatory Relief due to COVID-19.

With the acquisitions made in 2019 our operations are more heavily dependent on travel related revenues and the sourcing of products from Asia and as such we can expect to have a reduction in our actual revenues vs management projections for revenue during the 1st quarter of our fiscal 2020 and perhaps beyond..

As conditions evolve, 12 ReTech will act to ensure the health and safety of our employees, customers, and partners during this difficult period. We will continue to update the public about our progress during this pandemic both in our operations and the progress in completing our delayed filings. We deeply appreciate the commitment of the people and organizations that have united to address this health emergency; our thoughts are with all of those affected across the world.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 16, 2020	12 RETECH CORPORATION

/s/ Angelo Ponzetta
	By:	Angelo Ponzetta
	Its:	Chief Executive Officer